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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
 LaserCard Corporation:

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026,
333-71548, 333-122840, and 333-122841) of LaserCard Corporation (formerly Drexler Technology Corporation) and subsidiaries of our reports dated June 3, 2005, relating to the consolidated financial statements of LaserCard Corporation and subsidiaries, LaserCard Corporation and subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LaserCard Corporation, included in this Annual Report on Form 10-K for the year ended March 31, 2005. We also consent to the incorporation by reference of our report dated June 3, 2005, relating to the financial statement schedule for Fiscal 2005, which appears in this Form 10-K


/s/ Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California

June 14, 2005


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